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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-41752, 33-43045, 33-50654, 33-58892, 33-96320, 333-41393, 333-41401,
333-41403, 333-80571, 333-80559, 333-98035 and 333-101239 on Form S-8, of our
reports dated February 11, 2005, relating to the consolidated financial statements of Progress Software Corporation and management's report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Progress Software Corporation for the year ended November 30, 2004.

/s/ DELOITTE & TOUCHE LLP
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Boston, Massachusetts
February 11, 2005